UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 4, 2021

Orbsat Corp

(Exact name of registrant as specified in its charter)

Nevada	001-40447	65-0783722
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

18851 N.E. 29th Ave., Suite 700, Aventura, FL 33180

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (305) 560-5355

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols(s)	Name of each exchange on which registered
Common Stock, par value $0.0001	OSAT	The Nasdaq Stock Market, Inc.
Warrants	OSATW	The Nasdaq Stock Market, Inc.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 4, 2021, Sarwar Uddin, the Chief Financial Officer of Orbsat Corp (the “Company”), notified the Company of his resignation from all positions he holds with the Company. Mr. Uddin’s resignation will be effective as of the close of business on October 8, 2021.

On October 7, 2021, the Board of Directors of the Company (the “Board”) appointed Paul R. Thomson, the Executive Vice President of the Company, to the additional position of Chief Financial Officer of the Company effective October 9, 2021. As Chief Financial Officer, Mr. Thomson will also become the Company’s principal financial officer, effective October 9, 2021. On October 8, 2021, on the approval and recommendation of the Compensation Committee of the Board (the “Compensation Committee”), and following subsequent approval of the Board, the Company entered into an amendment to the Company’s current employment agreement with Mr. Thomson to reflect his new title of “Executive Vice President and Chief Financial Officer” effective October 9, 2021 (the “Thomson Amendment”).

Mr. Thomson, 65, has over 43 years of finance and enterprise risk management experience, supporting corporate growth through operational restructuring and business transactions. Mr. Thomson spent twelve years in public accounting with Price Waterhouse in the UK, Venezuela and the United States before taking senior finance and risk management roles in the broadcast, multi-level marketing, commercial real estate and financial advisory industries. Mr. Thomson served as Chief Compliance Officer of Fairholme Capital Management, L.L.C. and Fairholme Funds, Inc. from 2008 to January 2020. Mr. Thomson was appointed to the position of Executive Vice President of the Company on August 24, 2021, and had previously provided consulting services to the Company for a period of one month in 2021 prior to his employment with the Company.

There are no arrangements or understandings between Mr. Thomson and any other persons pursuant to which he was selected as Chief Financial Officer of the Company. There are no family relationships between Mr. Thomson and any director or executive officer of the Company, and he has no indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

On October 7, 2021, the Board appointed Andrew Cohen as Senior Vice President of Operations of the Company, effective October 8, 2021. In connection with Mr. Cohen’s appointment, the Company entered into an employment agreement, dated October 8, 2021 (the “Cohen Agreement”), that sets forth the terms of his employment.

The Cohen Agreement has an initial term of 3 years and will be automatically extended for additional 1 year terms unless terminated by the Company or Mr. Cohen by written notice. Mr. Cohen’s annual base compensation is $250,000. The Company may increase (but not decrease) his compensation during its term. In addition, Mr. Cohen will be entitled to receive an annual cash bonus if the Company meets or exceeds criteria adopted by the Compensation Committee of the Board. Mr. Cohen is also entitled to participate in any other executive compensation plans adopted by the Board and is eligible for such grants of awards under stock option or other equity incentive plans as the Compensation Committee may from time to time determine (the “Share Awards”). The Company is required to pay or to reimburse Mr. Cohen for all reasonable out-of-pocket expenses actually incurred or paid by Mr. Cohen in the course of his employment, consistent with the Company’s policy. Mr. Cohen will be entitled to participate in such pension, profit sharing, group insurance, hospitalization, and group health and benefit plans and all other benefits and plans, including perquisites, if any, as the Company provides to its senior employees. The Cohen Agreement may be terminated based on, among other things, the death or disability of Mr. Cohen, for cause, for good reason, and as a result of the change of control of the Company. The Cohen Agreement also contains certain provisions that are customary for agreements of this nature, including, without limitation, non-competition and non-solicitation covenants.

In connection with Mr. Cohen’s employment, and as a material inducement to enter into the Cohen Agreement, Mr. Cohen received (i) immediately vested options to purchase 25,000 shares of Common Stock at a per share price of $5.35, and having a term of 5 years; and (ii) a restricted stock grant of 25,000 shares of Common Stock, 10,000 of which vest immediately, and the remaining 15,000 of which will vest at the rate of 5,000 shares at the end of each of the next three annual anniversaries of his employment. These equity awards to Mr. Cohen were issued outside of a shareholder approved stock or option plan pursuant to the Nasdaq “inducement grant” exception (Nasdaq Listing Rule 5635(c)(4)).

Mr. Cohen, 59, has 35 years of experience in the private equity and real estate sectors. From 1996 through 2009, he was a Partner at Apollo Real Estate Advisors, where he was involved in the acquisition, financing, asset management and disposition of office, residential, retail and hospitality properties throughout the United States. From 2010 through 2016, he was a Managing Director of First Atlantic Real Estate, where he was head of U.S. investments for a Europe-based fund. Most recently, from 2017 to 2019, he was a Partner at Arel Capital, investing in multifamily assets on behalf of institutional and private investors. Mr. Cohen received his BA from Brown University and MBA from Columbia Business School.

There are no arrangements or understandings between Mr. Cohen and any other persons pursuant to which he was selected as Senior Vice President of Operations of the Company. There are no family relationships between Mr. Cohen and any director or executive officer of the Company, and he has no indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

On October 7, 2021, on the approval and recommendation of the Compensation Committee, the Board approved a plan to make bonus payments of $3,000 per month (each, a “Monthly Bonus”) to each of Charles M. Fernandez, the Company’s Executive Chairman and Chief Executive Officer, and David Phipps, a director and the Company’s President and Chief Executive Officer of Global Operations. The Monthly Bonus payments were approved in recognition of Messrs. Fernandez’s and Phipps’ contributions to the Company. The Monthly Bonus payments will be made retroactively for months past since June 2021, and the plan for Monthly Bonus payments will renew on a quarterly basis until terminated by the Board upon 30 days’ prior notice to Messrs. Fernandez and Phipps.

On October 8, 2021, on the approval and recommendation of the Compensation Committee, and following the subsequent approval of the Board, the Company entered into an amendment to the Company’s current employment agreement with Theresa Carlise, the Company’s Chief Accounting Officer, Treasurer and Secretary, to extend the initial term of her employment agreement from 1 year to 3 years (the “Carlise Amendment”).

The foregoing descriptions of the Thomson Amendment, Cohen Agreement and the Carlise Amendment do not purport to be complete and are qualified in their entirety by reference to the full text of the agreements, each of which is included herewith as Exhibit 10.1, 10.2 and 10.3 respectively, and each of which is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On October 7, 2021, the Company issued a press release reporting on (i) the appointment of Mr. Thomson to the additional position of Chief Financial Officer of the Company, (ii) the appointment of Mr. Cohen as Senior Vice President of Operations of the Company and (iii) the above described inducement grants to Mr. Cohen pursuant to Nasdaq Listing Rule 5635(c)(4).

Item 9.01. Financial Statements and Exhibits.

Exhibits.

Exhibit No.	Description

10.1	Amendment No. 1 Employment Agreement, dated October 8, 2021, by and between Orbsat Corp and Paul R. Thomson.
10.2	Employment Agreement, dated October 8, 2021, by and between Orbsat Corp and Andrew Cohen.
10.3	Amendment No. 2 Employment Agreement, dated October 8, 2021, by and between Orbsat Corp and Theresa Carlise.
99.1	Press Release
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORBSAT CORP

	By:	/s/ Charles M. Fernandez
	Name:	Charles M. Fernandez
	Title:	Executive Chairman & Chief Executive Officer

Dated: October 8, 2021